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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 August 2, 2000
                Date of report (Date of earliest event reported)

                        Commission File Number: 0-22271

                               CFI MORTGAGE, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
            (State or jurisdiction of incorporation or organization)

                        SUITE 500, 601 CLEVELAND STREET
                              CLEARWATER, FL 33755
                    (Address of principal executive office)

                                   65-0127741
                      (IRS Employer Identification Number)


                        Telephone Number: (727) 674-1010
              (Registrant's telephone number, including area code)


                                 Not applicable
            (Former name, former address and former fiscal year, if
                           changed since last report)

Indicate by check mark whether the registrant has (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was Required to file such reports), and (2) has been subject to filing requirements Within the past 90 days.

                               Yes       No  X
                                   ---      ---
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Item 2.  Acquisition or Disposition of Assets.

On August 2, 2000, the Company completed the acquisition of five percent of Inventek, Inc., a Florida corporation, doing business as Surfside Software ("Surfside") from Charles Iappini. For information regarding this acquisition, see the Company's report on Form 8-K reporting the initial acquisition of sixty percent of Surfside on January 13, 2000.

On August 2, 2000, the Company entered into agreements to acquire the remaining thirty percent of Surfside's outstanding common stock, fifteen percent from each of Warren Wilbur and David Griffith. In exchange for their Surfside common stock, each of Messrs. Wilbur and Griffith received 150,000 shares of the Company's common stock and 15,000 common stock purchase warrants, each warrant entitling the holder for a period of two years to purchase one share of the Company's common stock at an exercise price equal to 120 percent of the average closing price or average closing asked price, as the case may be, in the best market for the Company's common stock on the day of the closing under this agreement. Prior to the transaction, there was not relationship between the Company, its directors, officers or affiliates and their associates and either Mr. Wilbur or Mr. Griffith.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 5. Form of Stock Exchange Agreement for the Company's acquisition of the remaining minority interest in Inventek, Inc., a Florida corporation, doing business as Surfside Software.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

CFI Mortgage, Inc.

By: /s/ STEPHEN E. WILLIAMS
    -------------------------------
    STEPHEN E. WILLIAMS
    CHIEF EXECUTIVE OFFICER

Date: September 28, 2000